Exhibit 99.1

Structure Therapeutics Reports First Quarter 2024 Financial Results and Recent Highlights

Topline GSBR-1290 Phase 2a 12-week obesity data on track for June 2024

Phase 2b study in obesity expected to begin as planned in the fourth quarter 2024

Plan to initiate dosing in first-in-human Phase 1 clinical trial of oral small molecule LPA1R Antagonist, LTSE-2578, for idiopathic pulmonary fibrosis in June 2024

SAN FRANCISCO – May 9, 2024 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic and cardiopulmonary diseases, today reported financial results for the first quarter ended March 31, 2024, and highlighted recent corporate achievements.

“We look forward to our 12 week Phase 2a data for GSBR-1290 in June, and moving forward with our 36 week Phase 2b obesity study later this year,” said Raymond Stevens, Ph.D., Founder and CEO of Structure Therapeutics. “With tremendous unmet need including more than 100 million people in the United States and more than 800 million people worldwide living with obesity, we believe GSBR-1290 is uniquely positioned as an oral, non-peptide small molecule GLP-1 receptor agonist that can be manufactured at scale and significantly help address the growing obesity epidemic, which current peptide GLP-1s are not able to do.”

Upcoming Milestones

GSBR-1290 Oral Small Molecule Selective GLP-1R agonist for Obesity

•	Topline data from the obesity cohort of the Phase 2a study, including full 12-week efficacy data for 40 participants and safety and tolerability for all 64 participants, are expected in June 2024.

•	In preparation for later stage clinical trials, the company is conducting a formulation bridging and titration study to evaluate capsule versus tablet pharmacokinetics (PK) and explore different titration regimens of GSBR-1290. High level PK study results are expected in June 2024.

•	The Company plans to initiate a global Phase 2b obesity study of GSBR-1290 in the fourth quarter of 2024.

•	The Company plans to initiate a Phase 2 study in T2DM in the second half of 2024.

Oral Small Molecule GLP-1R Combination Programs: Amylin, GIPR, Apelin (APJR)

•	Oral Small Molecule Amylin Program: The Company is developing amylin receptor agonists for potential use either alone or in combination with GLP-1R agonists to treat obesity and associated diseases, and expects to select a development candidate in the fourth quarter of 2024.

•	Oral Small Molecule GIPR Program: The Company is developing a GIPR selective agonist and GLP-1R/GIPR combinations to treat obesity and associated diseases, and expects to select a development candidate in the first half of 2025.

•	Oral Small Molecule Apelin Receptor (APJR) Program: The Company is evaluating ANPA-0073, a Phase 2 ready biased APJR agonist for potential selective or muscle-sparing weight loss. ANPA-0073 is also being evaluated for idiopathic pulmonary fibrosis (IPF). The Company has completed a Phase 1 single-ascending and multiple-ascending dose study, in which ANPA-0073 was generally well-tolerated with no serious adverse event reported.

Oral Small Molecule LPA1R Program for Idiopathic Pulmonary Fibrosis (IPF)

•	The Company is developing LTSE-2578, an oral small molecule antagonist that targets lysophosphatidic acid 1 receptor (LPA1R). Preclinical studies have demonstrated substantial anti-fibrotic activity in mouse models of fibrotic lung disease, and the Company expects to initiate a first-in-human study of LTSE-2578 in June 2024.

First Quarter 2024 Financial Highlights

Cash Position: Cash, cash equivalents and short-term investments totaled $436.4 million on March 31, 2024. The Company expects its current cash, cash equivalents and short-term investments to fund projected operations through at least 2026.

R&D Expenses: Research and development (R&D) expenses for the first quarter of 2024 were $20.7 million, as compared to $13.1 million for the same period in 2023. The increase was primarily due to the advancement of the Company’s GLP-1R franchise and other research programs, clinical study activities and increases related to employee expenses, primarily due to an increase in personnel.

G&A Expenses: General and administrative (G&A) expenses for the first quarter of 2024 were $11.3 million, as compared to $6.5 million for the same period in 2023. The increase was primarily due to increases in professional services and employee related expenses as the Company expanded its infrastructure to drive and support the growth in its operations as a publicly-traded company.

Net Loss: Net loss for the first quarter of 2024 totaled $26.0 million, with non-cash share-based compensation expense of $2.7 million, compared to $18.0 million for the first quarter of 2023 with non-cash share-based compensation expense of $2.5 million.

About Structure Therapeutics

Structure Therapeutics is a science-driven clinical-stage biopharmaceutical company focused on discovering and developing innovative oral small molecule treatments for chronic metabolic and cardiopulmonary conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the Company has established a robust GPCR-targeted pipeline, featuring multiple wholly-owned proprietary clinical-stage small molecule compounds designed to surpass the scalability limitations of traditional biologic and peptide therapies and be accessible to more patients around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the Company’s anticipated cash runway, the clinical update from the Company’s Phase 2a study of GSBR-1290 in patients with T2DM and obesity, any expectations regarding the safety, efficacy or tolerability of GSBR-1290 and other candidates under development, the ability of GSBR-1290 to treat T2DM, obesity or related indications, the planned initiation and study design of the Company’s Phase 2 and Phase 2b studies of GSBR-1290 in patients with T2DM and obesity and the timing thereof, and first-in-human study of LTSE-2578 and the timing thereof, respectively, the selection of a development candidate for the Company’s amylin receptor agonist program and GIPR and GLP-1R/GIPR programs, the planned timing of the Company’s data results and continued development of GSBR-1290, ANPA-0073, amylin, GIPR and next generation GLP-1R/GIPR combination candidates and expectations regarding an oral development candidate targeting GLP-1R. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to the preliminary nature of the results due to length of the study and sample size, the risks that unblinded data is not consistent with blinded data, the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the impact of any data collection omissions at any of our clinical sites, the Company’s ability to fund development activities and achieve development goals, the impact of any global pandemics, inflation, supply chain issues, rising interest rates and future bank failures on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 8, 2024, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2024	2023
Operating expenses:
Research and development	$20,679	$13,135
General and administrative	11,336	6,514
Total operating expenses	32,015	19,649
Loss from operations	(32,015)	(19,649)
Interest and other income (expense), net	6,008	1,699
Loss before provision for income taxes	(26,007)	(17,950)
Provision for income taxes	29	25
Net loss	$(26,036)	$(17,975)

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	MARCH 31,	DECEMBER 31,
	2024	2023
Assets
Current assets:
Cash, cash equivalents and short-term investments	$436,449	$467,323
Prepaid expenses and other current assets	12,911	6,285
Total current assets	449,360	473,608
Property and equipment, net	3,120	3,228
Operating right-of-use assets	4,698	5,136
Other non-current assets	47	45
Total assets	$457,225	$482,017
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,538	$4,742
Accrued expenses and other current liabilities	15,448	18,558
Operating lease liabilities, current portion	1,600	1,440
Total current liabilities	23,586	24,740
Operating lease liabilities, net of current portion	3,525	4,013
Other non-current liabilities	296	298
Total liabilities	27,407	29,051
Total shareholders’ equity	429,818	452,966
Total liabilities and shareholders’ equity	$457,225	$482,017

Investors:

Danielle Keatley

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com